Exhibit 99.1

Press Release
Press Release

Cyber Defense’s Subsidiary Techsphere Awarded Contract for Completion of Mid Altitude Airship

St. Petersburg, Fl/Atlanta-Columbus, GA -- February 27, 2007 -- Cyber Defense Systems, Inc (OTCBB: CYDF - News), a designer and developer of next generation unmanned aerial vehicles (UAV's), and its wholly owned subsidiary Techsphere Systems International, Inc. (TSI),(http://www.techsphere.us), a designer, developer and manufacturer of manned and unmanned airships, announced today the award of a contract between TSI and Sierra Nevada Corporation (SNC), (www.sncorp.com) to complete a new generation Mid Altitude Spherical Airship.

SNC, TSI and Cyber have been designing and testing the various components of the new generation Mid Altitude Airship for the past two years. The unique spherical design and vertical take off and landing systems been designed to operate at altitudes of over 18,000 feet continually for over 24 hours. TSI and Cyber have designed a unique propulsion and other first generations systems to give this airship features never utilized before.

“SNC’s government contract will enable our team to complete the most innovative airship with unmanned capabilities on the planet,” stated Mike Lawson, President of TSI.

“We are very pleased to manufacture a leading edge technology that can be effectively be deployed for communication, disaster relief, boarder patrol and surveillance missions”, commented Mr. Billy Robinson, CEO of Cyber Defense Systems Inc.

ABOUT CYBER DEFENSE SYSTEMS

Cyber Defense Systems, Inc. (OTCBB: CYDF) (http://www.cduav.com) is designing and building a new generation of UAV’s. Cyber Defense located in St. Petersburg, FL is currently marketing airships and their CyberBug™ UAV’s to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations.

Techsphere Systems International, Inc. (“TSI”) (http://www.techsphere.us) is a wholly owned subsidiary of Cyber Defense. TSI, located in Columbus, GA, is a manufacturer of low and mid altitude airships. Together with their teaming companies, Techsphere designs and builds unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current SA 60 spherical airship design holds the world altitude record at over 20,000 feet.

ABOUT SIERRA NEVADA CORPORATION

Sierra Nevada Corporation (SNC) (http://www.sncorp.com) is a fast-growing research, development and manufacturing company that provides leading edge Intelligence, Surveillance, Reconnaissance and Network-centric communications technologies on multiple platforms ranging from soldier-based to small and large manned/unmanned aircraft. SNC also specializes in the design and production of defense electronics products in the fields of Instrumentation, Test and Training (ITT), Electronic Warfare (EW), Air Traffic Control and Automatic Landing Systems (ATCALS), Unmanned Air Vehicles (UAVs) and Command, Control, Communications, Computers, Networking (C4N). SNC is a $500M+ company with their corporate office based in Reno, NV and does business with all branches of the U.S. DoD, as well as with certain Government agencies. Sierra Nevada Corporation holds the exclusive integration contract rights for government end users of Techsphere's airships.

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

Cyber Defense Systems, Inc.
Billy Robinson, 727-577-0878
billy@cduav.com

Techsphere Systems International, Inc.
Mike Lawson, 706-256-2700
mlawson@techsphere.us

Sierra Nevada Corporation
Jim McGinley, 775-331-0222
Jim.McGinley@sncorp.com